CONVERTIBLE PROMISSORY NOTE

$3,675,000	As of _________, 2006
New York, New York

WHEREAS, in connection with certain changes to the terms of Energy Infrastructure Acquisition Corp.’s (the “Maker”) initial public offering (the “IPO”), _____________, an entity incorporated under the laws of ________________ (the “Payee”) desires to extend a loan in the aggregate principal amount of Three Million Six Hundred Seventy Five Thousand Dollars and No Cents ($3,675,000.00) to the Maker (the “Loan”); and

WHEREAS, the Maker and the Payee agree that the Loan shall be governed by the terms of this convertible promissory note (this “Note”).

NOW, THEREFORE, In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

1. Principal Amount. The Payee promises to pay to the order of the Maker the aggregate principal sum of Three Million Six Hundred Seventy Five Thousand Dollars and No Cents ($3,675,000.00) (the “Principal Amount”) in lawful money of the United States of America four days prior to the effective date of the IPO, on the terms and conditions described herein.

2. Repayment.

(a) Maturity Date. The principal balance of this Note shall be repayable upon the earlier to occur of (i) liquidation of the Maker and (ii) the consummation of a Business Combination (as defined below) (the “Maturity Date”). A “Business Combination” shall mean the acquisition by the Maker, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of an operating business.

(b) Priority; Source of Repayment. The Loan is being made in connection with the offering of securities of the Maker as described in Registration Statement No. 333-131648 originally filed with the Securities and Exchange Commission by the Maker on February 7, 2006, as subsequently amended (such offering, the “IPO” and such Registration Statement, the “Registration Statement”). The Payee’s right to repayment of the Loan on the Maturity Date (i) is senior to, and takes precedence over, any right of any public stockholder, in connection with a redemption of shares or a liquidation of the Maker, to receive any payment of interest over and above the $10.00 per share to which each such stockholder is entitled as described in the Registration Statement and (ii) is subordinate to, and subject to prior satisfaction of, both (a) all rights of all public stockholders, in connection with a redemption of shares or a liquidation of the Maker, to receive the $10.00 per share to which each such stockholder is entitled as described in the Registration Statement and (b) the obligation of the Maker to pay all costs and expenses of implementing and completing its plan of dissolution and distribution, in case the Maker fails to consummate a Business Combination (as described in greater detail in the Registration Statement), including all costs and expenses relating to the filing of its dissolution in the State of Delaware, the winding up of the Maker’s business and the costs of a proxy statement and meeting relating to the approval by stockholders of its plan of dissolution and distribution.

(c) Definitions. As used in this paragraph 2, the terms “public stockholder,” “redemption” and “liquidation” shall have the meanings assigned to them in the Registration Statement.

3. Interest. Interest shall accrue on the unpaid principal balance of this Note at a rate equivalent to the per annum interest rate applied to funds held in the Trust Account during the quarterly period covered by such interest payment. Interest shall be payable on March 31, June 30, September 30 and December 31 of each year while interest accrues (each such date, an “Interest Payment Date”), except that (i) the first quarterly interest payment shall not be payable until after the expiration of the first full quarter after the date on which the Company has drawn down at least $1,000,000 from accrued interest on the Trust Account to fund its working capital requirements, and (ii) if any Interest Payment Date is not a business day in New York, then the interest payable on that date will be deemed payable on the next occurring business day in New York. As used in this paragraph 3, “Trust Account” shall mean the trust account established by the Company for the benefit of the public stockholders as described in the Registration Statement.

4. Application of Payments. All payments by the Maker to the Payee under this Note, other than payments of interest due, shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any late charges, then to interest, and finally to the reduction of the unpaid principal balance of this Note.

5. Conversion of Note

(a) Optional Conversion. The Payee shall have the right, at its option, at any time commencing two days after the date Maker files its preliminary proxy statement for a proposed Business Combination up until and including the Maturity Date, to convert all, but not less than all, of the outstanding Principal Amount of this Note, together with accrued interest thereon at the Payee’s discretion, into units, substantially identical to the units issued by the Maker in the IPO (the “Units”), with each unit consisting of (i) one share of common stock of the Maker, par value $0.0001 per share (the “Common Stock”) and (ii) one warrant, exercisable into one share of Common Stock, at an assumed value equal to $8.00 per share (such price, the “Exercise Price” and such warrant, the “Warrant”), as further set forth in the registration statement filed with the Securities and Exchange Commission, and convertible at a conversion price equal to $10.00 per unit (the “Conversion Price”), subject to adjustment as provided in Section 5(b) (the “Conversion” and the date of such Conversion, the “Conversion Date”).

(b) No Liquidation Rights. Each of the securities issued upon, or issuable upon exercise of a security issued upon, any conversion of the Principal Amount of this Note (including each Unit, each share of Common Stock, and each share Common Stock issuable upon exercise of any Warrant) will not entitle its holder to receive any proceeds of the Trust Account upon liquidation of the Trust Account in case the Maker fails to consummate a Business Combination (as described in greater detail in the Registration Statement), and such holder will not receive any such proceeds in respect of any such securities upon any such liquidation of the Trust Account.

(c) Voting Obligations. The holder of each share of Common Stock issued upon conversion of the Principal Amount of this Note agrees to vote each such share in favor of any proposed Business Combination presented by the Maker (or its officers or directors) to the Maker’s shareholders for a vote.

(d) Adjustments. The Conversion Price in effect at any time and the number and kind of securities issuable upon Conversion shall be subject to adjustment, from time to time, upon the happening of certain events, as follows:

i)  Stock Dividends - Split-Ups. If after the date hereof, and subject to the provisions of Section 5(c) below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock underlying each of the Units convertible hereunder shall be increased in proportion to such increase in outstanding shares of Common Stock. In such case, the number of shares of Common Stock, and the exercise price applicable thereto, underlying the Warrants which are underlying each of the Units purchasable hereunder shall be adjusted in accordance with the terms of the Warrants.

ii) Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 5(c), the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock underlying each of the Units convertible hereunder shall be decreased in proportion to such decrease in outstanding shares. In such case, the number of shares of Common Stock, and the exercise price applicable thereto, underlying the Warrants underlying each of the Units convertible hereunder shall be adjusted in accordance with the terms of the warrant agreement governing the Warrants.

(e) Elimination of Fractional Interests. The Maker shall not be required to issue certificates representing fractions of shares of Common Stock or Warrants upon the conversion of this Note, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Warrants, shares of Common Stock or other securities, properties or rights.

6. Registration Rights. The Payee is entitled to demand and piggy-back registration rights with respect to (i)(a) all of the shares of Common Stock and the Warrants comprising the Units and (b) the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) issuable upon Conversion and (ii) any warrants, shares of capital stock or other securities of the Maker issued as a dividend or other distribution with respect to or in exchange for or in replacement of such shares of Common Stock and Warrants (collectively (i) and (ii), the “Registrable Securities”) on the terms set forth in the Subscription Agreement between the Payee and the Maker, dated as of January 2, 2006, as amended.

7. Legend.

(a) Legend. The Maker will issue the shares of Common Stock, the Warrants, and, when issued, the Warrant Shares, purchased by the Subscriber in the name of the Subscriber and in such denominations to be specified by the Subscriber prior to the Closing. The Shares, the Warrants and Warrant Shares will bear the following Legend and appropriate "stop transfer" instructions:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT, (B) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE RESALE LIMITATIONS SET FORTH IN RULE 905 OF REGULATIONS S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(b) Payee’s Compliance. Nothing in this Section shall affect in any way the Payee’s obligations and agreement to comply with all applicable securities laws upon resale of the Units, and the shares of Common Stock and Warrants underlying the Units.

(c) Maker’s Refusal to Register Transfer of Units. The Maker shall refuse to register any transfer of the Units, the shares of Common Stock and Warrants comprising the Units and the shares underlying the Warrants, not made in accordance with (i) the provisions of Regulation S, (ii) pursuant to an effective registration statement filed under the Securities Act, or (iii) pursuant to an available exemption from the registration requirements of the Securities Act.

8. Events of Default. The following shall constitute Events of Default:

(a) Failure to Make Required Payments. Failure by Maker to pay the principal of or accrued interest on this Note within five (5) business days following the date when due.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of maker in an involuntary case under the Federal Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of the affairs of Maker, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

9. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 8(a), Payee may, by written notice to Maker, declare this Note to be due and payable, whereupon the principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 8(b) and 8(c), the unpaid principal balance of, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

10. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

11. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

12. Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by telefacsimile or (v) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

Energy Infrastructure Acquisition Corp.
641 Fifth Avenue
New York, New York 10022
Attn.: Marios Pantazopoulos, Chief Financial Officer

If to Payee:

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a telefacsimile transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving party’s on-line access provider, (iv) the date reflected on a signed delivery receipt, or (v) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.

13. Construction. This Note shall be construed and enforced in accordance with the domestic, internal law, but not the law of conflict of laws, of the State of New York.

14. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by its Chief Financial Officer the day and year first above written.

ENERGY INFRASTRUCTURE ACQUISITION CORP.

By:
Name: Marios Pantazopoulos
Title: Chief Financial Officer